Exhibit 10.4

Execution Version

December 29, 2025

Trina Solar (U.S.), Inc. 7100 Stevenson Boulevard Fremont, CA 94538 haifeng.cao@trinasolar.com steve.liang@trinasolar.com
Trina Solar Energy Development PTE. Ltd. c/o Trina Solar (U.S.), Inc. 7100 Stevenson Boulevard Fremont, CA 94538 jin.hou@trinasolar.com
Trina Solar (Viet Nam) Wafer Company Limited c/o Trina Solar (U.S.), Inc. 7100 Stevenson Boulevard Fremont, CA 94538 huaiyou.li@trinasolar.com
Trina Solar Co. Ltd. No.2 Tianhe Road, Trina PV Industrial Park, Xinbei District, Changzhou, Jiangsu, China kevin.he@trinasolar.com
With a copy to: Dorsey & Whitney LLP 51 West 52nd Street New York, NY 10019-6119 United States pan.catherine@dorsey.com and maler.kevin@dorsey.com

RE:	Amendment of Non-IP Commercial Agreements and Confirmation of Intent under Non-IP Commercial Agreements

Dear all:

1.	INTRODUCTION

1.1	This letter agreement (the “Letter Agreement”) is entered into by and among (i) T1 Energy Inc. (f/k/a/ FREYR Battery, Inc.) (“T1”), (ii) T1 G1 Dallas Solar Module (Trina) LLC (f/k/a Trina Solar US Manufacturing Module 1, LLC) (“G1”), (iii) Trina Solar (U.S.), Inc. (“TUS”), (iv) Trina Solar Energy Development PTE. Ltd. (“TED”) and (v) Trina Solar (Viet Nam) Wafer Company Limited (“TVNW”, and together with TED and TUS, the “Trina Parties” and Trina Parties together with T1 and G1, the “Parties” and each individually, a “Party”) as of December 29, 2025 (the “Effective Date”).

1.2	Reference is made to (i) the Module Operational Support Agreement dated December 23, 2024, by and between T1 and TUS (the “Module Operational Support Agreement”); (ii) Sales Agency and Aftermarket Support Agreement dated December 23, 2024, by and between G1 and TUS (the “Sales Agency Agreement”); (iii) Amended and Restated Sales Agreement (Solar Cells) dated December 23, 2024, by and between G1 and TED (the “Solar Cells Sales Agreement”); (iv) the Amended and Restated Sales Agreement (Polysilicon) dated December 23, 2024, by and between G1 and TVNW (the “Polysilicon Sales Agreement”), (v) the Amended and Restated Supply Contract dated December 23, 2024, by and between G1 and TUS (the “TUS Offtake Agreement”) and (vi) the Fixed Margin Supply Contract dated November 14, 2024, by and between G1 and TUS (the “Fixed Margin Supply Contract”, together with the Module Operational Support Agreement, the Sales Agency Agreement, the Solar Cells Sales Agreement, the Polysilicon Sales Agreement and the TUS Offtake Agreement, the “Non-IP Commercial Agreements”).

1.3	Further reference is made to (i) the IP License Agreement, dated December 23, 2024, by and between T1 and Trina Solar Co. Ltd. (“Trina” and such agreement, the “IP License Agreement”), (ii) the Intellectual Property License Agreement, dated July 16, 2024, by and between G1 and Trina, as amended on December 23, 2024 (the “G1 IP License Agreement”, and together with the IP License Agreement, the “Existing IP License Agreements”) and (iii) the Amended and Restated Trademark License Agreement dated December 23, 2024, by and between G1 and Trina (the “Trademark License Agreement”). Unless otherwise indicated herein, capitalized terms referred to herein shall have the meanings set forth in the IP License Agreement.

1.4	On December 29, 2025, Trina entered into a written and binding agreement with Evervolt Green Energy Holding Pte Ltd (“IP Buyer”), pursuant to which on December 29, 2025, Trina sold, conveyed, assigned and otherwise transferred to IP Buyer or its Affiliates its and their entire right, title and interest in, to and under all Licensed IP (including, for clarity, all Intellectual Property and Materials that would have been Licensed IP at any time during the Term but for the IP Sale) (the “IP Sale”).

1.5	On December 29, 2025, Trina assigned the Existing IP License Agreements to IP Buyer, and IP Buyer accepted such assignment (the “Assignment”). Upon the Assignments, IP Buyer replaced Trina as a party to the Existing IP License Agreements and Trina was removed as a party from the Existing IP License Agreements.

1.6	On December 29, 2025, G1 and Trina terminated the Trademark License Agreement (the “Termination”).

1.7	On July 4, 2025, the One Big Beautiful Bill Act (the "OBBBA") was enacted, which introduced certain restrictions on energy tax credits imposed under Sections 7701(a)(51), 7701(a)(52), 45X(d)(4), 45Y(b)(1)(E) and 48E(b)(6) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.8	In connection with the entry into force of the OBBBA, the Parties desire to clarify the interpretation of, and if necessary amend, the Non-IP Commercial Agreements with respect to the effective control provisions set out in Section 7701(a)(51)(D)(i)(II) of the Code (the “Effective Control Restrictions”).

1.9	In connection with the IP Sale, the Assignment, the Termination and the Effective Control Restrictions implementation, the Parties desire to agree to the covenants and other provisions set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed by the Parties, the Parties hereby agree as follows:

1.10	The Parties acknowledge and agree that as a result of their name changes, in each Non-IP Commercial Agreement, all references to FREYR Battery, Inc. or FREYR shall be replaced with references to T1 and all references to Trina Solar US Manufacturing Module 1, LLC or TUM 1 shall be replaced with references to G1.

2.	AMENDMENTS TO THE MODULE OPERATIONAL SUPPORT AGREEMENT

2.1	Definitions. The definitions of (i) Amended IP License Agreement, (ii) IP License Agreement, (iii) Trademark License Agreement (iv) IP Sublicense Agreement and (v) Solar Wafer Sales Agreement are hereby removed in their entirety from the Module Operational Support Agreement.

2.2	Definitions. The definition of Commercial Agreements is hereby removed in its entirety from the Module Operational Support Agreement and replaced by the following:

“ “Commercial Agreements” means (i) this Agreement; (ii) the Solar Cells Sales Agreement; (iii) the Polysilicon Sales Agreement; (iv) the Sales Agency Agreement; (v) the TUS Offtake Agreement, (vi) the Solar Cells Operational Support Agreement and (vii) the Fixed Margin Supply Contract.”

2.3	Definitions. The following definition is hereby added to the Module Operational Support Agreement in its appropriate alphabetical position:

“ “Fixed Margin Supply Contract” means the Fixed Margin Supply Contract dated November 14, 2025, by and between G1 as supplier and Service Provider as the purchaser.”

2.4	Definitions. The definition of TUM 2 is hereby removed in its entirety from the Module Operational Support Agreement and replaced by the following, which shall be moved to its appropriate position alphabetically, and all references to TUM 2 in the Module Operational Support Agreement shall be replaced with references to G2:

“ “G2” means T1 G2 Austin Solar Cell LLC, a Delaware limited liability company.”

2.5	Section 6.1 of the Module Operational Support Agreement. Section 6.1 of the Module Operational Support Agreement is hereby removed in its entirety and replaced by the following:

“6.1 Service Fees. In consideration for the Services rendered for each calendar year during the Term, Manufacturer shall pay to Service Provider an annual fee equal to five percent (5%) of the Adjusted EBITDA for the relevant calendar year in which the Services are performed (the “Service Fee”). The Parties agree the Service Fee provides partial consideration for the performance of Service Provider’s obligations under this Agreement and, in addition, provides partial consideration for the rights granted under the other Commercial Agreements. For the avoidance of doubt, Service Provider may allocate the Service Fees as consideration amongst the Commercial Agreements in its sole discretion. Notwithstanding the foregoing, as Service Provider will have substantial advance cost and expenses to prepare for providing the Services, Services Fee shall be paid to the Service Provider regardless of whether Services are rendered by Service Provider to Manufacturer hereunder.”

3.	AMENDMENTS TO THE SALES AGENCY AGREEMENT

3.1	Definitions. The definitions of (i) IP License Agreement, (ii) Trademark License Agreement, (iii) IP Sublicense Agreement, (iv) Solar Wafer Sales Agreement and (v) Trina Licensed Trademarks are hereby removed in their entirety from the Sales Agency Agreement.

3.2	Definitions. The definition of Amended IP License Agreement is hereby removed in its entirety from the Sales Agency Agreement and replaced with IP License Agreement and all references to Amended IP License Agreement shall be replaced with IP License Agreement:

“ “IP License Agreement” means the Intellectual Property License Agreement between Evervolt Green Energy Holding Pte Ltd, as permitted assignee of TCZ (the “Licensor”) and G1 dated July 16, 2024, as amended from time to time, including on December 23, 2024 and December 29, 2025.”

3.3	Definitions. The definition of Annual Commission and Royalty Cap is hereby removed in its entirety from the Sales Agency Agreement and replaced by the following:

“ “Annual Commission and Royalty Cap” means an aggregate cap per calendar year of two hundred million dollars ($200,000,000) for all payments by G1 (i) pursuant to the IP License Agreement with respect to the Initial IP Royalties (as such term is defined in the IP License Agreement) and (ii) of Commissions payable pursuant to this Agreement.”

3.4	Definitions. The definition of Commercial Agreements is hereby removed in its entirety from the Sales Agency Agreement and replaced by the following:

“ “Commercial Agreements” means (i) this Agreement; (ii) the Solar Cells Sales Agreement; (iii) the Polysilicon Sales Agreement; (iv) the Module Operational Support Agreement; (v) the TUS Offtake Agreement, (vi) the Solar Cells Operational Support Agreement and (vii) the Fixed Margin Supply Contract.”

3.5	Definitions. The definition of Covered Products is hereby amended by adding the following at the end:

“At T1’s written request, the Parties will cooperate, discuss and work in good faith to identify a solution to include Solar Modules branded solely with the T1 Trademark in the definition of Covered Products.”

3.6	Definitions. The definition of Current Offtake Agreements is hereby removed in its entirety from the Sales Agency Agreement and replaced by the following:

“ “Current Offtake Agreements” means the TUS Offtake Agreement, the RWE Offtake Agreement and the Fixed Margin Supply Contract, provided that nothing herein shall modify the terms of any such agreement.”

3.7	Definitions. The definition of TUM 2 is hereby removed in its entirety from the Sales Agency Agreement and replaced by the following, which shall be moved to its appropriate position alphabetically, and all references to TUM 2 in the Sales Agency Agreement shall be replaced with references to G2:

“ “G2” means T1 G2 Austin Solar Cell LLC, a Delaware limited liability company.”

3.8	Definitions. The following definition is hereby added to the Sales Agency Agreement in its appropriate alphabetical position:

“ “Fixed Margin Supply Contract” means the Fixed Margin Supply Contract dated November 14, 2025, by and between G1 as supplier and TUS as the purchaser.”

3.9	Definitions. The definition of Intellectual Property is hereby removed in its entirety from the Sales Agency Agreement and replaced by the following:

“ “Intellectual Property” means any and all intellectual property, industrial property rights and rights in confidential information of every kind and description throughout the world, including all U.S. and foreign (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (including all registrations and applications for registration of the foregoing) (“Trademarks”), (iii) copyrights (including all registrations, applications for registration and renewal rights) and copyrightable subject matter, (iv) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (v) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vi) rights of publicity, privacy, and rights to personal information, (vii) moral rights and rights of attribution and integrity and (viii) all rights in the foregoing and in other similar intangible assets.”

3.10	Section 3.6(i) of the Sales Agency Agreement. The following sentences are added to the end of Section 3.6(i) of the Sales Agency Agreement:

“Notwithstanding the foregoing or any contrary term in any Commercial Agreement, (i) TUS’s obligation to provide Aftermarket Support Services and the Product Warranty shall not apply to, any Solar Modules that are not Covered Products; and (ii) G1 is responsible for any breach or alleged breach of the Product Warranty to the extent caused by or attributable to Intellectual Property that is developed or owned by G1 or its Affiliates (whether solely or jointly with third parties) or that is licensed from a third party, other than the Licensed IP under the IP License Agreement, including any costs incurred by the Warranty Provider or TUS.”

3.11	Section 6.3 of the Sales Agency Agreement. Section 6.3 of the Sales Agency Agreement is hereby removed in its entirety and replaced by the following:

“ “Allocation of Services Fees. The Parties agree the Services Fees provide partial consideration for the performance of TUS’ obligations under this Agreement and, in addition, provides partial consideration for the rights granted under the Commercial Agreements. For the avoidance of doubt, TUS may allocate the Services Fees to the Commercial Agreements in its sole discretion.”

3.12	Section 6.5 of the Sales Agency Agreement. Section 6.5 of the Sales Agency Agreement is hereby removed in its entirety and replaced by the following:

“ “Limitations on Commissions. The Commissions due under Section 6.1 are subject to the Annual Commission and Royalty Cap. G1 shall have no obligation to pay any invoice issued by (i) TUS under Section 6.4(i) or 6.4(ii) or 6.4(iii) under this Agreement or (ii) Licensor under the IP License Agreement to the extent that the aggregate amount of all invoices issued with respect to Commissions or Royalties for any calendar year exceeds the Annual Commission and Royalty Cap (any such invoice in (i) or (ii) in excess of the Annual Commission and Royalties Cap, an “Excess Invoice”). Promptly upon becoming aware of any Excess Invoice, G1 shall notify TUS and Licensor in writing (email sufficient) providing reasonable evidence that the Annual Commission and Royalty Cap has been met or exceeded. TUS and Licensor shall promptly cancel any Excess Invoices, in whole or with respect to the part of such invoice that exceeds the Annual Commission and Royalty Cap, and shall not issue any invoices with respect to the Commissions or Royalties with respect to the applicable calendar year. If G1 becomes aware it has paid any amount in excess of the Annual Commission and Royalty Cap during any calendar year to TUS or Licensor, it shall promptly notify TUS and Licensor in writing setting out the amount of such payment (“Excess Amount”), including reasonable detail of its calculations (“Excess Notice”). Within ten (10) Business Days of such Excess Notice TUS or Licensor shall pay the Excess Amount to G1 in immediately available funds. For the avoidance of doubt, the Annual Commission and Royalties Cap shall apply to all Commissions or Royalties with respect to any calendar year, even if such amount becomes due during a following calendar year.”

3.13	Section 9 of the Sales Agency Agreement. Section 9 of the Sales Agency Agreement is hereby removed in its entirety and replaced by the following:

“[Reserved].”

3.14	For the avoidance of doubt, all terms and conditions of the Product Warranty (as defined under the Sales Agency Agreement) shall continue in full force and effect and Trina shall continue to provide the Product Warranty for all Covered Products pursuant to the terms and conditions thereunder, as amended by this Letter Agreement.

4.	AMENDMENTS TO THE SOLAR CELLS SALES AGREEMENT

4.1	Definitions. The definitions of (i) Amended IP License Agreement, (ii) IP License Agreement, (iii) Trademark License Agreement (iv) IP Sublicense Agreement and (iv) Solar Wafer Sales Agreement are hereby removed in their entirety from the Solar Cells Sales Agreement.

4.2	Definitions. The definition of Commercial Agreements is hereby removed in its entirety from the Solar Cells Sales Agreement and replaced by the following:

“ “Commercial Agreements” means (i) this Agreement; (ii) the Module Operational Support Agreement; (iii) the Polysilicon Sales Agreement; (iv) the Sales Agency Agreement; (v) the TUS Offtake Agreement, (vi) the Solar Cells Operational Support Agreement and (vii) the Fixed Margin Supply Contract.”

4.3	Definitions. The following definition is hereby added to the Solar Cells Sales Agreement in its appropriate alphabetical position:

“ “Fixed Margin Supply Contract” means the Fixed Margin Supply Contract dated November 14, 2025, by and between Buyer as supplier and TUS as purchaser.”

4.4	Definitions. The definition of TUM 2 is hereby removed in its entirety from the Solar Cells Sales Agreement and replaced by the following, which shall be moved to its appropriate position alphabetically, and all references to TUM 2 in the Solar Cells Sales Agreement shall be replaced with references to G2:

“ “G2” means T1 G2 Austin Solar Cell LLC, a Delaware limited liability company.”

5.	AMENDMENTS TO THE POLYSILICON SALES AGREEMENT

5.1	Definitions. The definitions of (i) Amended IP License Agreement, (ii) IP License Agreement, (iii) Trademark License Agreement (iv) IP Sublicense Agreement, (v) Solar Wafer Sales Agreement and (vi) TUM 2 are hereby removed in their entirety from the Polysilicon Sales Agreement.

5.2	Definitions. The definition of Commercial Agreements is hereby removed in its entirety from the Polysilicon Sales Agreement and replaced by the following:

“ “Commercial Agreements” means (i) this Agreement; (ii) the Solar Cells Sales Agreement; (iii) the Module Operational Support Agreement; (iv) the Sales Agency Agreement; (v) the TUS Offtake Agreement, (vi) the Solar Cells Operational Support Agreement and (vii) the Fixed Margin Supply Contract.”

5.3	Definitions. The following definition is hereby added to the Polysilicon Sales Agreement in its appropriate alphabetical position:

“ “Fixed Margin Supply Contract” means the Fixed Margin Supply Contract dated November 14, 2025, by and between Seller as supplier and TUS as purchaser.”

6.	AMENDMENTS TO THE TUS OFFTAKE AGREEMENT

6.1	Definitions. The definitions of (i) Amended IP License Agreement, (ii) IP License Agreement, (iii) Trademark License Agreement, (iv) IP Sublicense Agreement and (iv) Solar Wafer Sales Agreement are hereby removed in their entirety from the TUS Offtake Agreement.

6.2	Definitions. The definition of Commercial Agreements is hereby removed in its entirety from the TUS Offtake Agreement and replaced by the following:

“ “Commercial Agreements” means (i) this Contract; (ii) the Solar Cells Sales Agreement; (iii) the Polysilicon Sales Agreement; (iv) the Module Operational Support Agreement; (v) the Sales Agency Agreement; (vi) the Solar Cells Operational Support Agreement and (vii) the Fixed Margin Supply Contract.”

6.3	Definitions. The following definition is hereby added to the TUS Offtake Agreement in its appropriate alphabetical position:

“ “Fixed Margin Supply Contract” means the Fixed Margin Supply Contract dated November 14, 2025, by and between Supplier as supplier and Buyer as purchaser.”

6.4	Definitions. The definition of TUM 2 is hereby removed in its entirety from the TUS Offtake Agreement and replaced by the following, which shall be moved to its appropriate position alphabetically, and all references to TUM 2 in the TUS Offtake Agreement shall be replaced with references to G2:

“ “G2” means T1 G2 Austin Solar Cell LLC, a Delaware limited liability company.”

7.	AMENDMENTS TO THE FIXED MARGIN SUPPLY CONTRACT

7.1	Definitions. The definitions of (i) Amended IP License Agreement, (ii) IP License Agreement, (iii) Trademark License Agreement and (iv) IP Sublicense Agreement are hereby removed in their entirety from the Fixed Margin Supply Contract.

7.2	Definitions. The definition of Commercial Agreements is hereby removed in its entirety from the Fixed Margin Supply Contract and replaced by the following:

“ “Commercial Agreements” means (i) this Contract; (ii) the Solar Cell Sales Agreement; (iii) the Polysilicon Sales Agreement; (iv) the Module Operational Support Agreement; (v) the Sales Agency Agreement; (vi) the Amended and Restated Offtake Agreement and (vii) the Solar Cells Operational Support Agreement.”

7.3	Definitions. The following definition is hereby added to the Fixed Margin Supply Contract in its appropriate alphabetical position:

“ “Solar Cells Operational Support Agreement” means the Solar Cells Operational Support Agreement, to be executed between the Buyer, as service provider, and T1, as manufacturer.”

8.	CONFIRMATION OF INTENT

8.1	From December 23, 2024 until the termination or expiration of each Non-IP Commercial Agreement, none of the terms and provisions of the Non-IP Commercial Agreements have been intended to, and shall not be interpreted to, provide Trina Parties the rights that would contradict the Effective Control Restrictions.

8.2	To the extent that, contrary to the provisions of Section 8.1 above, any term or provision of any of the Non-IP Commercial Agreements is interpreted by a Governmental Authority of competent jurisdiction in a manner that contravenes the Effective Control Restrictions, the Parties hereby agree that each such term or provision is hereby deleted to the extent necessary (but only to the minimum extent necessary) to remove such contravention.

9.	MISCELLANEOUS

9.1	Limited Effect. Except as expressly modified by this Letter Agreement, all terms and conditions of the Non-IP Commercial Agreements shall continue in full force and effect.

9.2	Entire Agreement. This Letter Agreement and the Non-IP Commercial Agreements, together with all Exhibits, Schedules and attachments and any other documents incorporated by reference, constitute the sole and entire agreement of the Parties with respect to the subject matter of the Non-IP Commercial Agreements, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

9.3	This Letter Agreement (including all matters arising from, related to or in connection with this Letter Agreement) shall be governed by the laws of the State of Delaware, and the Parties agree to submit to the Court of Chancery of the State of Delaware (or, if such Court of Chancery declines to accept jurisdiction, any other state or federal court within the State of Delaware) with respect to any claim, dispute or controversy in respect of this Letter Agreement (including all matters arising from, related to or in connection with this Letter Agreement).

9.4	Sections 17.1, 17.2, 17.4, 17.5, 17.8, 17.9 and 17.10 of the Sales Agency Agreement are incorporated by reference to this Letter Agreement, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

T1 ENERGY INC.

Signature:	/s/ Daniel Barcelo
Name:	Daniel Barcelo
Title:	Chief Executive Officer and Chairman of the Board of Directors

[Signature Page to Letter Agreement – Non-IP Commercial Agreements]

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

T1 G1 DALLAS SOLAR MODULE (TRINA) LLC

Signature:	/s/ Joseph Evan Calio
Name:	Joseph Evan Calio
Title:	President, Secretary and Treasurer

[Signature Page to Letter Agreement – Non-IP Commercial Agreements]

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

TRINA SOLAR (U.S.), INC.

Signature:	/s/ Michael Nelson
Name:	Michael Nelson
Title:	Authorized Signatory

[Signature Page to Letter Agreement – Non-IP Commercial Agreements]

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

TRINA SOLAR ENERGY
DEVELOPMENT PTE. LTD.

Signature:	/s/ Mingxing Lin
Name:	Mingxing Lin
Title:	Authorized Signatory

[Signature Page to Letter Agreement – Non-IP Commercial Agreements]

IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be executed as of the date first written above by their respective representatives thereunto duly authorized.

TRINA SOLAR (VIET NAM) WAFER COMPANY LIMITED

Signature:	/s/ Jibing Zhang
Name:	Jibing Zhang
Title:	Authorized Signatory

[Signature Page to Letter Agreement – Non-IP Commercial Agreements]